UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2006

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

On June 21, 2006, Michael A. Creel gave a presentation to investors and analysts regarding the growth strategies, capital spending program and recent financial performance of Enterprise Products Partners L.P. (“Enterprise Products Partners”). Mr. Creel is an Executive Vice President and the Chief Financial Officer of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners. Enterprise Products Partners is a North American midstream energy company that provides a wide range of services to producers and consumers of natural gas, natural gas liquids (“NGLs”), and crude oil. In addition, Enterprise Products Partners is an industry leader in the development of pipeline and other midstream assets in the continental United States and Gulf of Mexico.

A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K. In addition, interested parties will be able to view the presentation by visiting Enterprise Products Partners’ website, www.epplp.com. The presentation will be archived on its website for 90 days.

Unless the context requires otherwise, references to “we,” “our,” “EPD,” or the “Company” within the presentation or this Current Report on Form 8-K shall mean Enterprise Products Partners and its consolidated subsidiaries. References to “EPE” refer to Enterprise GP Holdings L.P., which is the sole member of Enterprise Products GP, LLC. EPE and its general partner and the Company and its general partner are under common control of Dan L. Duncan, the Chairman and controlling shareholder of EPCO, Inc. (“EPCO”). Mr. Duncan is the primary sponsor of the Company’s activities.

References to “GTM” or “GulfTerra” mean Enterprise GTM Holdings L.P., the successor to GulfTerra Energy Partners, L.P. Also, “merger with GTM” or “GTM Merger” refers to the merger of GulfTerra with a wholly owned subsidiary of Enterprise Products Partners on September 30, 2004 and the various transactions related thereto.

The presentation contains various forward-looking statements. For a general discussion of such statements, please refer to Slide 2.

USE OF INDUSTRY TERMS AND OTHER ABBREVIATIONS IN PRESENTATION

As used within the Investor Presentation, the following industry terms and other abbreviations have the following meanings:

Bcf	Billion cubic feet
Bcf/d	Billion cubic feet per day
CAGR	Compound Annual Growth Rate
DCF	Distributable Cash Flow
EBITDA	Earnings before interest, taxes, depreciation and amortization
GOM	Gulf of Mexico
GP	General partner
IDR	Incentive distribution rights
LP	Limited partner
MAPL	Mid-America Pipeline System, an NGL pipeline system wholly-owned by the Company
MBPD	Thousand barrels per day
MLP	Master Limited Partnership
MMBbls	Million barrels
MMcf/d	Million cubic feet per day
MTBV or
Mont Belvieu	Mont Belvieu, Texas
NGL	Natural gas liquid
NYSE	New York Stock Exchange
Tcf	Trillion cubic feet

USE OF NON-GAAP FINANCIAL MEASURES

Our presentation includes references to the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, EBITDA and Leverage Ratio Cash Flow. To the extent appropriate, this Current Report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable historical financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Gross Operating Margin

Quarterly and annual gross operating margin amounts (Slides 5, 6, 26 and 28). We evaluate segment performance based on the non-GAAP financial measure of gross operating margin. Gross operating margin (either in total or by individual segment) is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment gross operating margin is operating income.

We define total segment gross operating margin as operating income before: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) gains and losses on the sale of assets; and (iv) general and administrative expenses. Gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Gross operating margin by segment is calculated by subtracting segment operating costs and expenses (net of the adjustments noted above) from segment revenues, with both segment totals before the elimination of intercompany transactions. In accordance with GAAP, intercompany accounts and transactions are eliminated in consolidation. Our non-GAAP financial measure of total segment gross operating margin should not be considered as an alternative to GAAP operating income.

We include earnings from equity method unconsolidated affiliates in our measurement of segment gross operating margin. Our joint ventures with industry partners are a vital component of our business strategy. They are a means by which we conduct our operations to align our interests with those of our customers, which may be a supplier of raw materials to the joint venture or a consumer of products made by the joint venture. This method of operation enables us to achieve favorable economies of scale relative to the level of investment and business risk we assume versus what we could accomplish on a stand-alone basis. Many of these businesses perform supporting or complementary roles to our other business operations. As circumstances dictate, we may increase our ownership interests in such investments, which could result in their subsequent consolidation into our operations.

Reconciliations of our non-GAAP quarterly and annual gross operating margin amounts (as shown in our presentation) to their respective GAAP operating income amounts are presented as Schedule A to this Current Report on Form 8-K.

Gross operating margin potential of major growth projects (Slide 10). Our presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects (as defined in the presentation). When used in the context of capital projects, gross operating margin amounts provide us with an indication of the profitability of a project. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating projects.

For those assets that we consolidate, we define project gross operating margin as project operating income before depreciation and amortization expense and any allocation of indirect costs and expenses. Project gross operating margin is exclusive of other income and expense transactions, provision for income taxes, minority interest, cumulative effect of changes in accounting principles and extraordinary charges. Project gross operating margin is calculated by subtracting direct project operating costs and expenses (net of the adjustments noted above) from project revenues, with both project totals before the elimination of intercompany transactions. For those assets in which we own an equity interest through a joint venture arrangement, we define project gross operating margin as our share of the earnings from such investment.

Since project gross operating margin is usually specific to a single asset, it should not be considered as an alternative to consolidated GAAP operating income, which includes all of our operations. In addition, since we do not prepare GAAP financial forecasts at the project level, we are not able to provide reconciliations between project-specific gross operating margin amounts and consolidated operating income, which includes all aspects of our operations.

Distributable Cash Flow

Quarterly and annual distributable cash flow (Slides 6 and 28). We define distributable cash flow as net income or loss plus: (i) depreciation, amortization and accretion expense; (ii) operating lease expenses for which we do not have the payment obligation; (iii) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (iv) the subtraction of sustaining capital expenditures; (v) the addition of losses or subtraction of gains relating to the sale of assets; (vi) cash proceeds from the sale of assets or return of investment from unconsolidated affiliates; (vii) gains or losses on monetization of financial instruments recorded in accumulated other comprehensive income less related amortization of such amount to earnings; (viii) transition support payments received from El Paso related to the GTM merger and (ix) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by our senior management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, our management can compute the coverage ratio of estimated cash flows to planned cash distributions.

Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rate. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships such as ours because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership pays to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flow from operating activities.

Reconciliations of our non-GAAP quarterly and annual distributable cash flow amounts (as shown in the presentation) to their respective GAAP cash flow from operating activities amounts are presented as Schedule B to this Current Report on Form 8-K.

Reinvested distributable cash flow (Slide 22). Our presentation includes a reference to the estimated amount of distributable cash flow that we have reinvested in the Company since (i) January 1,1999 and (ii) September 30, 2004, which was the date we completed the GTM Merger. These estimates were calculated by summing our distributable cash flow amounts for the respective periods and deducting the cash distributions we paid to partners with respect to such periods.

Schedule C to this Current Report on Form 8-K presents (i) our calculation of the estimated reinvestment amount for each period and (ii) a reconciliation of the underlying quarterly distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts.

EBITDA

Quarterly and annual EBITDA amounts (Slides 26 and 28). We define EBITDA as net income or loss plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is commonly used as a supplemental financial measure by management and external users of our financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (i) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (iii) our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure; and (iv) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the EBITDA data presented in the our presentation may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flow from operating activities.

Reconciliations of our non-GAAP quarterly and annual EBITDA amounts (as shown in the presentation) to their respective GAAP cash flow from operating activities amounts are presented as Schedule D to this Current Report on Form 8-K.

Leverage Ratio Cash Flow

Leverage Ratio (Slide 29). The presentation includes references to our Leverage Ratio, which is a financial measure calculated by Enterprise Products Operating L.P. (our “Operating Partnership”) in connection with the provisions of its multi-year revolving credit facility. Schedule E presents the Operating Partnership’s calculation of historical Leverage Ratio amounts at March 31, 2006 and December 31, 2005 along with a reconciliation of historical Leverage Ratio Cash Flow (a non-GAAP financial measure used to determine the Leverage Ratio) to its closest GAAP counterpart, which is cash flow from operating activities.

USE OF CAPITAL PROJECT FINANCIAL FORECAST DATA

Slide 10 of our presentation includes forecasts of annual gross operating margin amounts from groups of selected growth capital projects. Such forecasts are based upon key assumptions that we and our general partner, Enterprise Products GP, LLC, believe are reasonable; however, neither we nor our general partner can give you any assurance that such expectations will prove to be correct. You should not put undue reliance on any such forward-looking statements. Our forecasts of annual gross operating margins from such projects are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected.

The key assumptions underlying our forecasts of gross operating margin from such projects are: (i) throughput and processing volumes from producers and other customers will materialize in the amounts and during the periods we estimate; (ii) construction and operation of the underlying assets will not be significantly hampered by weather delays or other natural and economic forces; (iii) costs to construct and operate the underlying assets will be within expected ranges of tolerance; and (iv) project revenues will be realized on a timely basis.

We do not intend and have no obligation to publicly update or revise any forward-looking statement such as our forecast of annual gross operating margins from such projects, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit Number	Exhibit
99.1	Enterprise Products Partners L.P. investor presentation, June 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: June 21, 2006	By: ___/s/ Michael J. Knesek_______________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC

Enterprise Products Partners L.P.					Schedule A
Gross Operating Margin by Segment (Dollars in 000s)

	For the Twelve Months
	Ended December 31,
	2005	2004
Gross operating margin by segment:
NGL Pipelines & Services	$579,706	$374,196
Onshore Natural Gas Pipelines & Services	353,076	90,977
Offshore Pipelines & Services	77,505	36,478
Petrochemical Services	126,060	121,515
Other, non-segment		32,025
Total segment gross operating margin	1,136,347	655,191
Adjustments to reconcile Non-GAAP “Gross Operating Margin”
to GAAP “Operating Income”
Deduct depreciation and amortization in operating costs and expenses	(413,441)	(193,734)
Deduct operating lease expense paid by EPCO	(2,112)	(7,705)
Deduct/Add gains (losses) on sales of assets	4,488	15,901
Deduct general and administrative expenses	(62,266)	(46,659)
Operating Income	$663,016	$422,994

	For the Fiscal Quarter
	4Q 04	1Q 05	2Q 05	3Q 05	4Q 05	1Q 06
Gross operating margin by segment:
NGL Pipelines & Services	$142,466	$153,304	$120,328	$153,760	$152,314	$170,950
Onshore Natural Gas Pipelines & Services	72,049	79,358	84,903	93,513	95,302	96,803
Offshore Pipelines & Services	33,901	23,224	22,034	16,922	15,325	17,252
Petrochemical Services	30,784	19,328	18,610	47,621	40,501	27,518
Total segment gross operating margin	279,200	275,214	245,875	311,816	303,442	312,523
Adjustments to reconcile Non-GAAP “Gross Operating Margin”
to GAAP “Operating Income”
Deduct depreciation and amortization in operating costs and expenses	(99,060)	(99,965)	(101,048)	(103,028)	(109,400)	(104,816)
Deduct operating lease expense paid by EPCO	(885)	(528)	(528)	(528)	(528)	(528)
Deduct/Add gains (losses) on sales of assets	16,059	5,436	(83)	(611)	(254)	61
Deduct general and administrative expenses	(20,030)	(14,693)	(18,710)	(13,252)	(15,611)	(13,740)
Operating Income	$175,284	$165,464	$125,506	$194,397	$177,649	$193,500

Enterprise Products Partners L.P.	Schedule B
Distributable Cash Flow (Dollars in 000s, Unaudited)
	For the Twelve Months
	Ended December 31,
	2005	2004
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net
Income” and GAAP “Net Cash Provided by Operating Activities” ($ in 000s)
Net income	$ 419,508	$ 268,261
Adjustments to derive Distributable Cash Flow:
(add or subtract as indicated by sign of number):
Add/Deduct amortization in interest expense	152	3,503
Add depreciation, amortization and accretion in costs and expenses	420,625	195,384
Add operating lease expense paid by EPCO	2,112	7,705
Add deferred income tax expense	8,594	9,608
Add monetization of forward-starting interest rate swaps		19,405
Deduct amortization of net gain from forward-starting interest rate swaps	(3,602)	(857)
Add provision for non-cash asset impairment charge		4,114
Add/Deduct cumulative effect of change in accounting principle,
excluding minority interest portion	4,208	(8,443)
Add/Deduct equity in loss (income) of unconsolidated affiliates	(14,548)	(52,787)
Add distributions received from unconsolidated affiliates	56,058	68,027
Add/Deduct loss (gain) on sale of assets	(4,488)	(15,901)
Add proceeds from sale of assets	44,746	6,882
Deduct sustaining capital expenditures	(92,158)	(37,315)
Add/Deduct changes in fair market value of financial instruments	122	5
Add return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt	47,500
Add GulfTerra distributable cash flow for third quarter of 2004		68,402
Add El Paso transition support payments	17,250	4,500
Distributable Cash Flow	906,079	540,493
Adjustments to Distributable Cash Flow to derive Net Cash Provided by
Operating Activities (add or subtract as indicated by sign of number):
Deduct minority interest portion of cumulative effect of change in
accounting principle		(2,338)
Deduct monetization of forward-starting interest rate swaps		(19,405)
Add amortization of net gain from forward-starting interest rate swaps	3,602	857
Deduct proceeds from sale of assets	(44,746)	(6,882)
Add sustaining capital expenditures	92,158	37,315
Deduct return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt	(47,500)
Deduct GulfTerra distributable cash flow for third quarter of 2004		(68,402)
Deduct El Paso transition support payments	(17,250)	(4,500)
Add minority interest in total	5,760	8,128
Add/Deduct net effect of changes in operating accounts	(266,395)	(93,725)
Net Cash Provided by Operating Activities	$ 631,708	$ 391,541

Enterprise Products Partners L.P.	Schedule B (continued)
Distributable Cash Flow (Dollars in 000s, Unaudited)
	For the Quarterly Period
	4Q 04	1Q 05	2Q 05	3Q 05	4Q 05	1Q 06
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net
Income” and GAAP “Net Cash Provided by (used in) Operating Activities” ($ in 000s)
Net income	$115,354	$109,256	$ 70,659	$131,169	$108,424	$133,777
Adjustments to derive Distributable Cash Flow:
(add or subtract as indicated by sign of number):
Add/Deduct amortization in interest expense	635	(477)	107	254	268	250
Add depreciation, amortization and accretion in costs and expenses	100,408	101,887	102,616	104,562	111,560	106,317
Add operating lease expense paid by EPCO	885	528	528	528	528	528
Add deferred income tax expense	3,315	1,802	2,073	1,952	2,767	1,487
Add monetization of forward-starting interest rate swaps
Deduct amortization of net gain from forward-starting interest rate swaps	(857)	(886)	(896)	(905)	(915)	(925)
Add provision for non-cash asset impairment charge	98
Add/Deduct cumulative effect of change in accounting principle,
excluding minority interest portion					4,208	(1,475)
Add/Deduct equity in loss (income) of unconsolidated affiliates	(10,563)	(8,279)	(2,581)	(3,703)	15	(4,029)
Add distributions received from unconsolidated affiliates	13,447	21,838	17,070	8,480	8,670	8,253
Add/Deduct loss (gain) on sale of assets	(16,059)	(5,436)	83	611	254	(61)
Add proceeds from sale of assets	6,772	42,158	109	953	1,526	75
Deduct sustaining capital expenditures	(21,314)	(15,550)	(21,293)	(25,935)	(29,380)	(30,010)
Add/Deduct changes in fair market value of financial instruments	(77)	102	9	11		(53)
Add return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt			47,500
Add GulfTerra distributable cash flow for third quarter of 2004
Add El Paso transition support payments	4,500	4,500	4,500	4,500	3,750	3,750
Distributable Cash Flow	196,544	251,443	220,484	222,477	211,675	217,884
Adjustments to Distributable Cash Flow to derive Net Cash Provided by (used in)
Operating Activities (add or subtract as indicated by sign of number):
Deduct minority interest portion of cumulative effect of change in accounting principle
Deduct monetization of forward-starting interest rate swaps
Add amortization of net gain from forward-starting interest rate swaps	857	886	896	905	915	925
Deduct proceeds from sale of assets	(6,772)	(42,158)	(109)	(953)	(1,526)	(75)
Add sustaining capital expenditures	21,314	15,550	21,293	25,935	29,380	30,010
Deduct return of investment from Cameron Highway Oil Pipeline System
related to refinancing of its project debt			(47,500)
Deduct GulfTerra distributable cash flow for third quarter of 2004
Deduct El Paso transition support payments	(4,500)	(4,500)	(4,500)	(4,500)	(3,750)	(3,750)
Add minority interest in total	1,281	1,945	380	861	2,574	2,198
Add/Deduct net effect of changes in operating accounts	146,801	(58,920)	(237,353)	(17,929)	47,807	247,084
Net Cash Provided by (used in) Operating Activities	$355,525	$164,246	$(46,409)	$226,796	$287,075	$494,276

Enterprise Products Partners L.P.	Schedule C

Reinvested Distributable Cash Flow (Dollars in 000s, Unaudited)

Our computation of distributable cash flow reinvested since the GTM Merger is as follows:

Fiscal Quarters Since GTM Merger (1)
	4Q 04	1Q 05	2Q 05	3Q 05	4Q 05	1Q 06
Distributable Cash Flow (2)	$ 196,544	$ 251,443	$ 220,484	$ 222,477	$ 211,675	$ 217,884
Less amounts paid to partners with respect to such period	(162,687)	(176,066)	(181,624)	(187,107)	(193,160)	(206,580)
Estimate of reinvested Distributable Cash Flow	$ 33,857	$ 75,377	$ 38,860	$ 35,370	$ 18,515	$ 11,304
Total reinvested Distributable Cash Flow for periods presented						$ 213,283

(1) The GTM Merger was completed on September 30, 2004.
(2) See Schedule B for a reconciliation of the distributable cash flow amounts to their respective GAAP cash flow from operating activities amounts.

Our computation of distributable cash flow reinvested since January 1, 1999 is as follows:

	For the Year Ended December 31,
	1999	2000	2001	2002
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP
“Net Cash Flow provided by Operating Activities”
Net Cash Flow provided by Operating Activities	$ 177,953	$ 360,870	$ 283,328	$ 329,761
Adjustments to reconcile Distributable Cash Flow to Net Cash Flow provided by
Operating Activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(2,440)	(3,548)	(5,994)	(7,201)
Proceeds from sale of assets	8	92	568	165
Minority interest in earnings not included in Distributed Cash Flow	3			(1,968)
Minority interest in allocation of lease expense paid by EPCO, Inc.	108	107	105	92
Net effect of changes in operating accounts	(27,906)	(71,111)	25,897	(92,655)
Collection of notes receivable from unconsolidated affiliates	19,979	6,519
Distributable Cash Flow	167,705	292,929	303,904	228,194
Less amounts paid to partners with respect to such period	(116,315)	(145,437)	(176,003)	(240,125)
Estimate of reinvested distributable cash flow (1)	$ 51,390	$ 147,492	$ 127,901	$ (11,931)

	For the Year Ended December 31,			2006
	2003	2004	2005	1Q
Net Cash Flow provided by Operating Activities	$ 424,705	$ 391,541	$ 631,708	$ 494,276
Adjustments to reconcile Distributable Cash Flow to Net Cash Flow provided by
Operating Activities (add or subtract as indicated by sign of number):
Sustaining capital expenditures	(20,313)	(37,315)	(92,158)	(30,010)
Proceeds from sale of assets	212	6,882	44,746	75
Amortization of net gain from forward-starting interest rate swaps		(857)	(3,602)	(925)
Settlement of forward-starting interest rate swaps		19,405
Minority interest in earnings not included in Distributed Cash Flow	(2,967)	(8,128)	(5,760)	(2,198)
	Minority interest in cumulative effect of change in accounting principle	2,338
Minority interest in allocation of lease expense paid by EPCO, Inc.	90
Net effect of changes in operating accounts	(122,961)	93,725	266,395	(247,084)
Return of investment in unconsolidated affiliate			47,500
GTM distributable cash flow for third quarter of 2004		68,402
El Paso transition support payments		4,500	17,250	3,750
Distributable Cash Flow	278,766	540,493	906,079	217,884
Less amounts paid to partners with respect to such period	(330,723)	(509,118)	(737,956)	(206,580)
Estimate of reinvested distributable cash flow (1)	$ (51,957)	$ 31,375	$ 168,123	$ 11,304
Total reinvested Distributable Cash Flow since January 1, 1999 (sum of periods)				$ 473,697

Enterprise Products Partners L.P.			Schedule D
EBITDA (Dollars in 000s, Unaudited)
	For the Three Months		For the Twelve Months
	Ended March 31,		Ended December 31,
	2006	2005	2005	2004
Reconciliation of Non-GAAP “EBITDA” to GAAP “Net Income” and
GAAP “Net Cash Provided by Operating Activities” ($ in 000s)
Net income	$ 133,777	$ 109,256	$ 419,508	$ 268,261
Additions to net income to derive EBITDA:
Add interest expense (including related amortization)	58,077	53,413	230,549	155,740
Add provision for income taxes	2,892	1,769	8,362	3,761
Add depreciation, amortization and accretion in costs and expenses	106,317	101,887	420,625	195,384
EBITDA	301,063	266,325	1,079,044	623,146
Adjustments to EBITDA to derive Net Cash Provided by Operating Activities
(add or subtract as indicated by sign of number):
Deduct interest expense	(58,077)	(53,413)	(230,549)	(155,740)
Deduct provision for income taxes	(2,892)	(1,769)	(8,362)	(3,761)
Add/Deduct cumulative effect of changes in accounting principles	(1,475)		4,208	(10,781)
Deduct equity in income of unconsolidated affiliates	(4,029)	(8,279)	(14,548)	(52,787)
Add/Deduct amortization in interest expense	250	(477)	152	3,503
Add deferred income tax expense	1,487	1,802	8,594	9,608
Add provision for non-cash asset impairment charge				4,114
Add distributions received from unconsolidated affiliates	8,253	21,838	56,058	68,027
Add operating lease expense paid by EPCO	528	528	2,112	7,705
Add other expenses paid by EPCO
Add minority interest	2,198	1,945	5,760	8,128
Deduct gain on sale of assets	(61)	(5,436)	(4,488)	(15,901)
Add/Deduct changes in fair market value of financial instruments	(53)	102	122	5
Add/Deduct net effect of changes in operating accounts	247,084	(58,920)	(266,395)	(93,725)
Net Cash Provided by Operating Activities	$ 494,276	$ 164,246	$ 631,708	$ 391,541

Enterprise Products Partners L.P.			Schedule E
Leverage Ratio (Dollars in 000s, Unaudited)
	At March		At December
	31, 2006		31, 2005
Net Income (1)	$ 446,309		$ 420,950
Adjustments to reconcile GAAP “Net Income” to
Non-GAAP “Leverage Ratio Cash Flow”
Deduct equity earnings from unconsolidated affiliates	(10,298)		(14,548)
Add cash distributions from unconsolidated affiliates	42,473		56,058
Add interest expense	235,213		230,549
Add depreciation, amortization and accretion in costs and expenses	425,054		420,625
Add operating lease expense paid by EPCO	2,112		2,112
Add provision for income taxes	9,485		8,362
Add return of investment from unconsolidated affiliate	47,500		47,500
Add pro forma adjustments for Ferrellgas assets acquired during 2005 (2)	2,525		5,050
Leverage Ratio Cash Flow (A) (3)	$ 1,200,373		$ 1,176,658
Consolidated Debt (principal only) (B)	$ 4,456,068		$ 4,866,068
Leverage Ratio (B/A)	3.71	x	4.14	x

Reconciliation of Non-GAAP “Leverage Ratio Cash Flow” to
GAAP “Net Cash Provided by Operating Activities”
Leverage Ratio Cash Flow	$ 1,200,373		$ 1,176,658
Deduct interest expense	(235,213)		(230,549)
Add amortization in interest expense	880		152
Add cumulative effect of changes in accounting principles	2,733		4,208
Add minority interest	6,248		5,989
Add/Deduct gain on sale of assets	887		(4,488)
Deduct provision for income taxes	(9,485)		(8,362)
Add deferred income tax expense	8,279		8,594
Add/Deduct changes in fair market value of financial instruments	(33)		122
Add/Deduct net effect of changes in operating accounts	27,896		(277,531)
Deduct return of investment from unconsolidated affiliate	(47,500)		(47,500)
Add pro forma adjustments for Ferrellgas assets
acquired during 2005 (2)	(2,525)		(5,050)
Net Cash Provided by Operating Activities	$ 952,540		$ 622,243

Notes:
(1) Represents net income for Enterprise Products Operating L.P., the operating partnership of Enterprise Products Partners
(2) Represents pro forma earnings of storage and terminal assets acquired from Ferrellgas L.P. for 1Q 2005 and 2Q 2005
(3) Defined as “Consolidated EBITDA” in our Multi-Year Revolving Credit Facility